UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.               )
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Corning Natural Gas Corporation

(Name of Registrant as Specified In Its Charter)

Richard M. Osborne Trust

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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The Richard M. Osborne Trust
Recommends that Stockholders Vote
AGAINST the Merger
Between Corning Natural Gas Corporation and
C&T Enterprises, Inc.
Dear Fellow Stockholders:
The stockholders of Corning have spoken, including many of you who do not believe that the proposed merger consideration recognizes Corning’s true value. As a result, Corning does not have the necessary votes to approve the proposed merger with C&T. Stockholder opposition to the proposed merger is too strong for Corning to ignore. In an attempt to save the ill-conceived merger, Corning recently adjourned the special meeting of stockholders. Apparently, management thinks that with more time you will change your mind.
The special meeting has been rescheduled for October 11, 2006. Do not let Corning’s maneuvering distract you from voting against the proposed merger. The proposed merger deprives us, the stockholders of Corning, from the opportunity to participate in the future value of a well-run company. The growing opposition and real opportunity to stop the proposed merger is a victory for all stockholders. Together, we will demonstrate that stockholders, the true owners of the company, can — and should — have a say in the decisions that are made by management and the Board.
Corning does not have the necessary votes — your voice can ensure it stays that way. Vote against the proposed merger.
I previously sent you my proxy statement and other materials which contain important information and a more detailed discussion of my rationale for opposing the proposed merger. I urge you to read them carefully and join me in voting against the proposed merger by signing, dating and mailing your blue proxy card today. Only your latest dated proxy counts — you have every right to vote against the proposed merger now by returning a blue proxy card, even if you have previously delivered a proxy card voting for the merger. If your last vote submitted was voted against the merger on the blue proxy card, I thank you for your continued support.
Your Vote is Important
If any of your shares are held in the name of a bank, brokerage firm or other nominee, please contact the bank or broker representative and direct them to vote your shares against the merger on the blue proxy card. I urge you to discard the white proxy card. If you have any questions about voting your shares or changing your vote, please contact my proxy solicitor, D.F. King & Co., Inc., at 888-644-5854. If you are a registered stockholder, you may also fax both sides of your signed proxy card to D.F. King at 212-809-8839 or you can request a duplicate card by calling D.F. King.

Time is short. Please vote today!
Respectfully Submitted,
/s/ Richard M. Osborne Richard M. Osborne Trustee of the Richard M. Osborne Trust	September 29, 2006